FOURTH AMENDMENT
                     TO AMENDED AND RESTATED LOAN AGREEMENT


                  This FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is made as of September 5, 2000 by and between CFC INTERNATIONAL, INC., a Delaware corporation ("Borrower") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

                                   BACKGROUND
                                   ----------

                  A. Borrower and Bank are parties to an Amended and Restated Loan Agreement dated as of April 1, 1998, as amended as of November 13, 1998, as of March 19, 1999, and as of July 6, 2000 (as the same may be hereafter amended, modified or supplemented from time to time, the "Loan Agreement"), pursuant to which Bank has made (i) revolving loans and advances in an aggregate principal amount outstanding not to exceed $4,500,000 to Borrower, and (ii) a term loan in an aggregate principal amount outstanding not to exceed $2,625,000;

                  B. Borrower has requested that Bank make a new loan to Borrower in the amount of $3,200,000, and Bank is willing to make such new term loan provided that Borrower enter into this Amendment and upon the terms and conditions set forth herein.

                  C. Terms used herein but not defined herein shall have the meanings assigned to them in the Loan Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  SECTION 1         AMENDMENTS TO LOAN AGREEMENT

                  1.1 Section 1 of the Loan Agreement is hereby amended by inserting the following new definitions in their appropriate alphabetical positions:

             "Collateral" means any and all of Borrower's Equipment wheresoever located and whether now or hereafter owned, acquired, arising or existing, all proceeds of the foregoing (including, without limitation, all proceeds of insurance policies or letters of credit covering or related to the foregoing) and all writings, correspondence, books, files, invoices, bills of lading, purchase orders, computer files and programs, computer tapes and discs and cards, accounting records, data, information and other records relating to the foregoing, together with all monies, deposits, accounts, credits or other property now or hereafter in the possession of the Bank for the account of Borrower.

             "Equipment"  has  the  meaning  assigned  in the  Illinois  Uniform
             Commercial Code, wheresoever located, including, without limitation, all equipment and fixtures, office machines, tools, dyes, dies, furniture, machinery, vehicles, trade fixtures and all other tangible personal property (other than Inventory), together with any and all accessories, parts and appurtenances thereto, substitutions therefor and replacements thereof, wheresoever located, whether now or hereafter owned, acquired, arising or existing.

             "Permitted Liens" means Liens on the Collateral (i) provided for under this Agreement, the Second Term Note or the Loan Documents in favor of the Bank; (ii) arising out of judgments or awards in respect of which Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which Borrower shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided Borrower shall have set aside reserves which the Bank reasonably deems adequate with respect to such judgment or award; (iii) purchase money security interests in any Equipment acquired by Borrower to the maximum amount of $100,000.

             "Second Term Loan" means that certain second term loan made by the Bank to the Borrower as more particularly described in Section 2.5.1.

             "Second  Term  Loan  Maturity  Date" has the  meaning  set forth in
             Section 2.5.2 hereof.

             "Second Term Note" means the Second Term Note executed by the Borrower as defined in Section 2.5.2, which is in the form attached hereto as Exhibit C.

             "Swap Rate" means the rate of interest equal to the per annum rate of interest at which the Bank determines its cost of funds equal to the yield on the five-year United States Treasury Notes or Securities plus a corresponding swap spread as published in Bloomberg's Financial Markets Commodities News, in effect from time to time, and in the absence of such publication, as determined by the Bank in its sole discretion.

                  1.2 Section 1 of the Loan Agreement is hereby amended by inserting the following amended definitions in their appropriate alphabetical positions:

             "Loan(s)" shall mean, individually and collectively, each and all Revolving Loans, the Term Loan, and the Second Term Loan made by the Bank to the Borrower and all Letters of Credit issued by the Bank for the benefit of the Borrower under and pursuant to this Agreement.

             "Note(s)" shall mean the Revolving Note, the Term Note, and the Second Term Note, and each one of them.

1.3 Section 2 of the Loan Agreement is hereby amended by adding the following new Section 2.3, and renumbering the existing Sections 2.3 and 2.4 to Sections
2.4 and 2.5, respectively:

                           2.3      Second Term Loan

                           2.3.1 Funding of the Term Loan.  Subject to the terms
                      and conditions of this Agreement, the Bank shall make a second term loan (the "Second Term Loan") on the date hereof to Borrower in the principal amount of Three Million Two Hundred Thousand Dollars ($3,200,000) (the "Second Term Loan Commitment").

                           2.3.2 Second Term Note;  Repayment of  Principal.  In
                      order to evidence the Second Term Loan on the date hereof, Borrower will execute and deliver a promissory note, in the form of Exhibit C hereto (together with any and all amendments, modifications, supplements, substitutions, renewals, extensions, and restatements, thereof and therefor, the "Second Term Note"), repayable and maturing in accordance with and bearing interest as set forth in this Agreement and as set forth in the Second Term Note. Payments of principal amounts due under the Term Note shall be made in fifty-nine (59) equal monthly installments of principal, each in the amount of Fifty-Three Thousand Three Hundred Thirty-three Dollars ($53,333), plus interest, commencing on October 1, 2000 and continuing on the first day of each month thereafter, unless such day is not a Business Day, then on the next succeeding Business Day, with a final installment of the then outstanding principal balance together with all interest accrued thereon on September 5, 2005 (the "Second Term Loan Maturity Date").

                           2.3.3 Second Term Loan Interest Rate;  Payments.  The
                      Second Term Loan shall bear interest on the unpaid principal balance thereof at a rate per annum equal to the Swap Rate, plus two and one tenth percent (2.10%). Interest shall be payable monthly in arrears, commencing on October 1, 2000 and continuing on the first day of each month thereafter, unless such day is not a Business Day, then on the next succeeding Business Day.

                  1.4 Renumbered Section 2.5 of the Loan Agreement is hereby amended and restated as follows:


                           2.5      Prepayment.
                                    ----------

                           2.5.1 Term Loan.  The  principal  balance of the Term
                      Loan may be prepaid in whole or in part at any time without premium or penalty, provided that any prepayment of the Term Loan (i) shall include accrued interest on the amount of such prepayment to the date of such prepayment and (ii) shall be in a minimum amount $10,000 or a multiple of $1,000 in excess thereof.

                           2.5.2 Second Term Loan. The principal  balance of the
                      Second Term Loan may be prepaid in whole or in part at any time without premium or penalty, provided that any prepayment of the Second Term Loan (i) shall include accrued interest on the amount of such prepayment to the date of such prepayment and (ii) shall be in a minimum amount $10,000 or a multiple of $1,000 in excess thereof. In connection with any prepayment, in whole or in part, of the Second Term Loan, Borrower shall pay to Bank as provided hereunder, a "Make Whole Premium Amount" if the "Reinvestment Yield" (as hereinafter defined) is less than Bank's matched cost for the Loan being prepaid. The "Make Whole Premium Amount" shall equal the positive difference between two sums determined by subtracting the second sum from the first sum, each sum representing the total cumulative present value of each payment of principal being prepaid. The first sum shall be calculated by discounting each such prepaid amount utilizing an interest factor equal to Bank's matched cost for the Loan being prepaid. The "Reinvestment Yield" shall be defined as the sum of 210 basis points plus the U.S. Treasury Rate for an issue with comparable average life to that portion of the Second Term Loan being prepaid plus the corresponding swap spread as published in Bloomberg's Financial Markets Commodities News. In the absence of material error, a certificate from the Bank specifying such losses, costs or expenses shall be conclusive and binding on all parties. The Second Term Loan shall be conclusively deemed to have been funded on behalf of Bank in the manner specified by it in such calculations by the purchase of a matched fund deposit corresponding in amount and maturity to such Term Loan.

                  1.5 Section 3 of the Loan Agreement is hereby amended by adding the following new Section 3.1:

                           3.1      SECURITY FOR THE SECOND TERM LOAN.

             3.1.1 Grant of Security Interest. As continuing security for the prompt payment and performance of the Second Term Loan and indebtedness of the Borrower to the Bank, including all refinancings, renewals, extensions, modifications and substitutions thereof or therefor, to be retained by the Bank, until the Second Term Loan and indebtedness of the Borrower is fully satisfied, Borrower hereby pledges, assigns, transfers, delivers and sets over to the Bank as security for the Second Term Loan all of Borrower's right, title and interest in and to, and grants the Bank a Lien on and security interest in, all of the Collateral and any and all amounts which may be owing from time to time by the Bank or any other financial institution to Borrower in any capacity, including without limitation, any balance or share belonging to Borrower, or any monies, deposits, credits, accounts or other Property in the possession of the Bank. The Liens and security interests under this subsection shall be first and prior to any other Liens and security interests in and on the Collateral, and Borrower shall permit no Liens, except for Permitted Liens, to attach to the Collateral.

             3.1.2 Perfection of Security Interests. The Borrower hereby agrees to, and shall, complete, execute and deliver to the Bank, in form and substance satisfactory to the Bank, all mortgages, security agreements, collateral assignments, endorsements and financing statements, all amendments to and continuation statements for the foregoing, any schedules to be attached to the foregoing and forms or other documents to be completed in connection with the foregoing, and hereby agrees to and shall take all such other action, which the Bank may reasonably request from time to time and which the Bank deems necessary for the perfection or continued perfection of the security interests granted under Section 3.1.1 above. The Borrower hereby agrees with the Bank that a carbon, photographic or other reproduction of this Agreement may be filed in lieu of, and shall be sufficient as, a financing statement. Borrower hereby authorizes the Bank, without requiring the Bank to do so, to execute and file any such financing statements, amendments, continuation statements, applications to note the Bank's lien on certificates of title, schedules, forms or other documents on behalf of and as the attorney-in-fact for Borrower in order to perfect the security interests granted under
                      Section 3.1.1 above.

             3.1.3 Appointment as Attorney-in-Fact. Borrower hereby irrevocably designates, makes, constitutes and appoints the Bank as Borrower's true and lawful attorney-in-fact, which appointment is coupled with an interest, and authorizes and empowers the Bank, in Borrower's or the Bank's name, upon the happening or occurrence and during the continuation of an Event of Default hereunder, at such time or times thereafter as the Bank may determine: (i) to lease, collect, transfer, store, or dispose of the Collateral and collect all proceeds thereof and direct obligors thereon to make payment thereon directly to the Bank; (ii) to exercise all of Borrower's rights and remedies with respect to the Collateral; (iii) to sign any bill of sale, or other instrument of transfer on the account of the Collateral upon such terms, for such amount, and at such time or times as the Bank deems advisable; (iv) to settle, adjust or compromise any claims or legal proceedings with respect to the Collateral ; (v) to discharge or release any party liable with respect to the Collateral; (vi) to prepare, file and sign Borrower's name on and to any bankruptcy proof of claim form or other similar document on account of the Collateral; (vii) to prepare, file, sign or release in Borrower's name any notice of lien, claim or mechanic's lien, assignment or satisfaction or lien, or mechanic's lien or similar document in connection with the Collateral; and (viii) to take control in any commercially reasonable manner of any Collateral.

                  1.6 Section 9 of the Loan Agreement is hereby amended by adding the following new Sections 9.11, 9.12 and 9.13:


             9.11 Collateral Covenants. Borrower shall maintain the Collateral at the location set forth in Section 13.8 hereof, at the locations set forth on Schedule 9.11 or at such other addresses as the Bank shall be informed of by 30 days prior written notice. Borrower agrees to maintain books and records as to the location of any Collateral that is in transit or otherwise is not located at the location set forth in Section 13.8 hereof or on Schedule
                      9.11 and make such books and records available to the Bank upon request of the Bank.

             9.12 Repair and Maintenance. Borrower will maintain all of the Collateral in good condition and repair and in proper working order, normal wear and tear excepted. In the event the Borrower fails in the foregoing, the Borrower hereby authorizes, without requiring the Bank, to perform the same and to incur such costs, fees and expenses in connection therewith which shall be payable on demand by the Borrower.

             9.13     Defense of  Collateral.  Borrower  shall pay, or
                      cause to be paid, when due, all Indebtedness, claims or demands with respect to the Collateral which, if unpaid, might result in, or permit the creation of, any Lien or encumbrance on the Collateral, including, without limitation, all claims for labor, materials and supplies, and, in general, do and cause to be done, everything reasonably necessary to fully preserve the rights and interests of the Bank under this Agreement and the other Loan Documents. In addition, Borrower shall at all times defend the Bank's rights and interests in and to the Collateral, and the first priority position of said rights and interests against any and all claims of any person adverse to the Bank (except Permitted Liens) and take all necessary or appropriate actions to give effect to the Bank's priority of rights and interests contemplated by this Agreement and the other Loan Documents.

                  1.7 Section 12 of the Loan Agreement is hereby amended by adding the following new Sections 12.4 and 12.5:


             12.4 Sale of Collateral. Upon an Event of Default and the declaration that the Second Term Note is due and payable, the Bank may immediately, with only such demand or notice to the Borrower as may be required by the version of the Uniform Commercial Code currently enacted in Illinois, all of such other or further demand or notice hereby expressly waived by the Borrower to the extent permitted by law, and without advertisement except as may be required by the version of the Uniform Commercial Code currently enacted in Illinois (or other applicable jurisdiction), lease, sell or otherwise dispose of or realize upon, at public or private auction or sale in Chicago, Illinois or elsewhere, the whole or, from time to time, any part of the
                      Collateral of the Borrower or any interest which the Borrower may have therein. The Borrower agrees to assemble, or cause to be assembled, at its own expense, the Collateral at such place or places as the Bank shall reasonably designate and the Bank may, in its sole and complete discretion, reasonably exercised, cause the Collateral of the Borrower to remain on the Borrower's premises at the Borrower's expense, pending sale, lease or other disposition of said Collateral. The Bank shall have the right to conduct such sales on the Borrower's premises at the Borrower's expense or elsewhere. Any sale, lease or other disposition of the Collateral of the Borrower may be for cash, credit or any combination thereof and the Bank may purchase all or any part of the Collateral and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Obligations of the Borrower, free from any right of redemption on the part of the Borrower, which right is hereby waived and released. After deducting from the proceeds of the sale, lease or other disposition of said Collateral all expenses incurred by the Bank in connection therewith (including reasonable attorneys fees), the Bank shall apply such proceeds towards the satisfaction of the Obligations of the Borrower, and shall account to the Borrower for any surplus of such proceeds. The Borrower shall remain jointly and severally liable for any deficiencies. Any notice required to be given by the Bank of a sale, lease or other disposition or other intended action by the Bank with respect to any of the Collateral of the Borrower shall be mailed by the Bank, ten (10) days prior to such sale, lease or other disposition or other intended action by depositing such notice in the United States mail, postage prepaid and duly addressed to the Borrower at the addresses specified in Section 13.8 hereof and such notice shall constitute, and the Borrower agrees that such notice constitutes reasonable and seasonable notice of such sale, lease or other disposition or other intended action.

             12.5 Application of Proceeds. The Bank may apply all proceeds, payments and prepayments hereunder, first, to the fees and expenses of the Bank, second, to interest on the Second Term Loan and third to the principal of the Second Term Loan. The remainder, if any, shall be delivered to the Borrower.

                  SECTION 2         REPRESENTATIONS AND WARRANTIES

                  To induce Bank to amend the Loan Agreement and grant its consent and the requested waiver, Borrower represents and warrants to Bank that:

                  2.1  Compliance  with  Loan  Agreement.  On the  date  hereof,
Borrower is in compliance with the terms and provisions set forth in the Loan Agreement (as modified by this Amendment) and no Event of Default specified in
Section 11 of the Loan Agreement, nor any event which would, upon notice or lapse of time, or both, constitute such an Event of Default, has occurred.

                  2.2 Representations and Warranties. On the date hereof, the representations and warranties and covenants set forth in Sections 7, 8, 9 and 10 of the Loan Agreement (as modified by this Amendment) are true and correct with the same effect as though such representations and warranties and covenants had been made on the date hereof, except to the extent that such representations and warranties and covenants expressly relate to an earlier date.

                  2.3 Corporate Authority of Borrower. Borrower has full power and authority to enter into this Amendment and to incur and perform the obligations provided for under this Amendment and the Loan Agreement, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority or regulatory body is required as a condition to the validity or enforceability of this Amendment.

                  2.4 Amendment as Binding Agreement. This Amendment constitutes the valid and legally binding obligation of Borrower, fully enforceable against Borrower, in accordance with its terms.

                  2.5 No Conflicting Agreements. The execution and performance by the Borrower of this Amendment will not (i) violate any provision of law, any order of any court or other agency of government, or the Articles of Incorporation or By-Laws of Borrower, (ii) violate any indenture, contract, agreement or other instrument to which Borrower is a party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, contract, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower.

                  SECTION 3  CONDITIONS PRECEDENT

                  The agreement by Bank to amend the Loan Agreement is subject to the following conditions precedent:

                  3.1 Borrower shall have delivered to Bank a Second Term Note in the original principal amount of $3,200,000, made by Borrower and payable to the order of Bank, in the form of Exhibit A attached hereto.

                  3.2 Borrower shall have delivered a UCC-1 Financing Statement, with Bank as secured party, covering the Collateral.

                  3.3 Borrower shall have paid to the Bank a loan fee in the amount of $16,000 for extending the Second Term Loan.

                  3.4 Borrower shall have provided to Bank certified copies of the unanimous written consent of its Board of Directors authorizing the execution, delivery and performance by the Borrower of this Amendment and the agreements, instruments and documents executed in connection herewith.

                  SECTION 4  GENERAL PROVISIONS

                  4.1 Except as amended by this Amendment, the terms and provisions of the Loan Agreement shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects. Borrower ratifies, confirms and affirms without condition, all liens and security interests granted to the Bank pursuant to the Loan Agreement and the Loan Documents, and such liens and security interests shall continue to secure the obligations and liabilities of Borrower to Bank, including but not limited to, all loans made by the Bank to the Borrower under the Loan Agreement as amended by this Amendment.

                  4.2 This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, and the obligations of Borrower under this Amendment are and shall arise absolutely and unconditionally upon the execution and delivery of this Amendment.

                  4.3 This Amendment may be executed in any number of counterparts.

                  4.4 Borrower hereby agrees to pay all out-of-pocket expenses incurred by Bank in connection with the preparation, negotiation and consummation of this Amendment, and all other documents related thereto, including without limitation, the reasonable fees and expense of Bank's counsel, and any filing fees required in connection with the filing of any documents necessary to consummate the provisions of this Amendment.

                  4.5 On or after the effective date hereof, each reference in the Loan Agreement or any of the Loan Documents to this "Agreement" or words of like import, shall unless the context otherwise requires, be deemed to refer to the Loan Agreement as amended hereby.






                  (Remainder of page intentionally left blank)

                  IN WITNESS WHEREOF, Borrower and Bank have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                         CFC INTERNATIONAL, INC.



                         By:
                              ---------------------------------
                         Title:
                              ---------------------------------

                         LASALLE BANK NATIONAL ASSOCIATION



                         By:
                              -----------------------------------
                         Title:
                              -----------------------------------

                                  Schedule 9.11

CFC Holographics
2001 Palma Drive
Ventura, CA 93003


CFC International
1030 Industrial Drive
Matthews, NC 28105


CFC International
1655 Union Street
Unit 109
Chicago Heights, IL 60411

                                                 Exhibit A to Fourth Amendment

                                SECOND TERM NOTE

$3,200,000                                                  September 5, 2000


                  CFC International, Inc., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of LaSalle Bank National Association, a national banking association (the "Bank"), the principal sum of Three Million Two Hundred Thousand Dollars ($3,200,000), in 59 consecutive monthly installments of principal, each in the amount of Fifty-Three Thousand Three Hundred Thirty-Three and 00/100 Dollars ($53,333), plus interest, commencing on October 1, 2000 and continuing on the first day of each month thereafter, unless such day is not a Business Day (as defined in the Loan Agreement (defined hereunder)), then on the next succeeding Business Day, with a final installment of the then outstanding principal balance together with all interest accrued thereon on September 5, 2005.

                  Any and all principal amounts remaining unpaid hereunder from time to time shall bear interest from the date hereof until paid, computed on the basis of actual number of days elapsed over a 360-day year, payable on the first day of each month commencing September 5, 2000, at a fixed rate per annum equal to nine and nine-hundredths percent (9.09%), calculated on the basis of actual days elapsed over a 360-day year.

                  This Note may be prepaid in whole or in part in accordance with the terms of the Loan Agreement.

                  Any amount of interest or principal hereof which is not paid when due, whether on the first day of the month, at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the "Default Rate" (as such term is defined in the Loan Agreement).

                  All payments of principal and interest on this Note shall be payable in lawful money of the United States of America. In no event shall the interest payable exceed the highest rate permitted by law. Principal and interest shall be paid to Bank at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may designate in writing to Borrower. Borrower authorizes Bank to charge its account maintained with Bank in amounts equal to all payments of principal, accrued interest, and fees from time to time as they come due and payable hereunder or under any agreement pursuant to which this Note was issued. All payments hereunder shall be applied as provided in the Loan Agreement. In determining Borrower's liability to the Bank hereunder, the books and records of the Bank shall be controlling absent arithmetic or manifest error.

                  This Note evidences certain indebtedness incurred under that certain Amended and Restated Loan Agreement, dated as of April 1, 1998, and as amended as of November 13, 1998, as of March 19, 1999, as of July 6, 2000 and as of the date hereof between Borrower and Bank (as heretofore or hereafter amended, the "Loan Agreement), to which reference is hereby made for a statement of the terms and conditions under which the due date of this Note or any payment thereon may be accelerated or is automatically accelerated, or under which this Note may be prepaid or is required to be prepaid. All capitalized terms used herein shall, unless otherwise defined herein, have the meanings set forth in the Loan Agreement. The holder of this Note is entitled to all of the benefits provided in said Loan Agreement and the Loan Documents referred to herein.
Borrower agrees to pay all costs of collection and all reasonable attorneys' fees paid or incurred in enforcing any of the Bank's rights hereunder promptly on demand of the Bank and as more fully set forth in the Loan Agreement.

                  Except as set forth in the Loan Agreement, Borrower, endorsers and all other parties to this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Loan Agreement. In any action on this Note, the Bank or its assignee need not file the original of this Note, but need only file a photocopy of this Note certified by the Bank or such assignee to be a true and correct copy of this Note.

                  This is the Second Term Note referred to in the Loan Agreement. This Note is secured by, among other things a security interest in the Collateral granted to the Bank pursuant to the Loan Agreement and the other Loan Documents.

                  No delay on the part of the Bank in exercising any right under this Note, any security agreement, guaranty or other undertaking affecting this Note, shall operate as a waiver of such right or any other right under this Note, nor shall any omission in exercising any right on the part of the Bank under this Note operate as a waiver of any other rights.

                  Upon the occurrence and during the continuation of an Event of Default under the Loan Agreement and the expiration of any applicable grace or cure periods under the Loan Agreement, the outstanding indebtedness evidenced by this Note, together with all accrued interest, shall be due and payable in accordance with the terms of the Loan Agreement, without notice to or demand upon any Borrower except as otherwise set forth in the Loan Agreement, and the Bank may exercise all of its rights and remedies reserved to it under the Loan Agreement or applicable law.

                  If any provision of this Note or the application thereof to any party of circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

                  BORROWER HEREBY WAIVES ANY RIGHT SUCH BORROWER MAY NOW OR HEREAFTER HAVE TO SUBMIT ANY CLAIM, ISSUE OR DEFENSE ARISING HEREUNDER OR UNDER THE OTHER DOCUMENTS RELATING TO THIS NOTE TO A TRIAL BY JURY.
                  This Note shall be deemed to have been made under and shall be governed in accordance with the internal laws and not the conflict of law rules of the State of Illinois.

                         CFC INTERNATIONAL, INC.




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